                                                                   EXHIBIT 10.17
                        PACIFICARE HEALTH SYSTEMS, INC.
                         FORM OF STOCK OPTION AGREEMENT
                          UNDER THE 2000 EMPLOYEE PLAN

        THIS AGREEMENT, dated ____________, is made by and between PacifiCare Health Systems, Inc., a Delaware corporation (the "Company"), and ______________ (the "Optionee"):

        WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its Common Stock; and

        WHEREAS, the Company wishes to carry out the 2000 Employee Plan of PacifiCare Health Systems, Inc., as amended, the terms of which are hereby incorporated by reference and made a part of this Agreement; and

        WHEREAS, the Compensation Committee of the Company's Board of Directors (the "Committee"), has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Non-Qualified Stock Options provided for herein to the Optionee as an inducement to remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.1 - Board

        "Board" shall mean the Board of Directors of the Company.

Section 1.2 - Chief Financial Officer

        "Chief Financial Officer" shall mean the Chief Financial Officer of the Company.

Section 1.3 - Common Stock

        "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

Section 1.4 - Option

        "Option" shall mean the Non-Qualified Stock Option to purchase shares of the Common Stock granted under this Agreement.

Section 1.5 - Plan

        "Plan" shall mean the 2000 Employee Plan of PacifiCare Health Systems, Inc., as amended.

Section 1.6 - Pronouns

        The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.7 - Secretary

        "Secretary" shall mean the Secretary of the Company.

Section 1.8 - Stock Appreciation Right

        "Stock Appreciation Right" or "Right" shall mean a right granted pursuant to Article VI of the Plan to receive an amount of cash or, in the discretion of the Committee, a number of shares of Common Stock of the Company or a combination of shares of Common Stock and cash, based on the increase in Fair Market Value of the shares of Common Stock subject to the right.

Section 1.9 - Subsidiary

        "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.10 - Termination of Employment

        "Termination of Employment" shall mean (a) the time when the Optionee ceases to be an Employee or an Officer of the Company or a Subsidiary for any reason, including, but not limited to, a termination by resignation, discharge, death or retirement, or if Optionee is a consultant, the time when Optionee is no longer retained by the Company or any Subsidiary of the Company, but excluding terminations where there is a simultaneous reemployment or reappointment of the Optionee as an Employee or Officer by the Company or a Subsidiary or (b) with respect to an Optionee who is an Employee or Officer of a Subsidiary, the time when such Subsidiary ceases to be a Subsidiary of the Company. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not limited to, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment.

                                   ARTICLE II
                                 GRANT OF OPTION

Section 2.1 - Grant of Option

        In consideration of the Optionee's agreement to render services to the Company or its Subsidiaries and for other good and valuable consideration, the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of ____ shares of its Common Stock upon the terms and conditions set forth in this Agreement. The date of grant of this Option is
_______________.

Section 2.2 - Purchase Price

        The purchase price of the shares of stock covered by the Option shall be $_________ per share without commission or other charge.

Section 2.3 - Consideration to Company

        This Option is being granted in consideration of the Optionee's agreement to render services to the Company or a Subsidiary as an Officer or Employee of the Company or a Subsidiary, with such duties and responsibilities as the Company or Subsidiary shall from time to time prescribe for a period of at least one year from the date the Option is granted. Nothing in this Agreement or in the Plan shall confer upon the Optionee a right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee or if Optionee is a consultant to terminate Optionee's service to the Company or any Subsidiary of the Company at any time for any reason whatsoever, with or without good cause.

Section 2.4 - Adjustments in Option

        In the event that the outstanding shares of the stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company or of another corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, or in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding shares of Common Stock or similar transactions, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the exercise price per share. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons; provided, however, that each such adjustment shall be made in such manner as not to constitute: (i) a "material modification" to the Option if it is intended to qualify for treatment as an "existing binding contract" within the meaning of
Section 162(m)(4)(D) of the Code; or (ii) a cancellation and reissuance of the Option for purposes of 162(m) of the Code, or the regulations promulgated thereunder to the extent that such reissuance would result in the grant of Awards in excess of the maximum permitted to be granted to any participant in any fiscal year.

                                   ARTICLE III
                            PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Exercisability

        a. Subject to Sections 3.1(b), 3.2, 3.3, and 3.4, the Option shall become exercisable in four cumulative installments as follows:

               (i) The first installment shall consist of 25 percent of the shares covered by the Option and shall become exercisable on the first anniversary of the date the Option is granted.

               (ii) The second installment shall consist of 25 percent of the shares covered by the Option and shall become exercisable on the second anniversary of the date the Option is granted.

               (iii) The third installment shall consist of 25 percent of the shares covered by the Option and shall become exercisable on the third anniversary of the date the Option is granted.

               (iv) The fourth installment shall consist of all remaining shares covered by the Option and shall become exercisable on the fourth anniversary of the date the Option is granted.

        b. No portion of the Option which is unexercisable at Termination of Employment shall thereafter be exercisable.

Section 3.2 - Duration of Exercisability

        The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until such installment becomes unexercisable under Section 3.3. If the Option is granted in connection with a Stock Appreciation Right and the Right is exercised by the Optionee in whole or part, all or a portion of the Option, as the case may be, shall be canceled to the extent of the number of shares with respect to which the Right is exercised.

Section 3.3 - Expiration of Option

        The Option may not be exercised to any extent by anyone after the first to occur of the following events:

        a. The expiration of 10 years from the date the Option was granted;

        b. Optionee's Termination of Employment for cause;

        c. The expiration of 90 days from the date of Optionee's Termination of Employment for any reason other than being discharged for cause, unless the Optionee dies within said 90-day period; provided, however, that if Optionee has a written employment agreement with the Company that provides for a different exercise period, then Optionee may exercise the Option in accordance with such exercise period;

        d. The expiration of one year from the date of the Optionee's Termination of Employment by reason of his disability; or

        e. The expiration of one year from the date of the Optionee's death.

        For purposes of this Section 3.3, "disability" shall mean a medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than 12 months and which renders the Optionee substantially unable to function as an Officer or Employee of the Company or a Subsidiary. Nothing contained herein shall be construed to confer on any Optionee any right to continue as an officer or employee of the Company or its Subsidiaries.

Section 3.4 - Acceleration of Exercisability

        a. Notwithstanding anything to the contrary in Section 3.3 hereof or any provisions in the Plan, Optionee acknowledges and agrees that instead of such contrary provisions, this Option, if held for at least six months, shall be exercisable as to all the shares covered hereby immediately upon the effective date of a "Change of Control" notwithstanding that this Option may not yet have become fully exercisable under Section 3.1(a); provided, however, that the acceleration of exercisability shall not take place if this Option becomes unexercisable under Section 3.3 prior to said effective date.

        b. Notwithstanding anything to the contrary contained in Section 8.2 of the Plan or any other provision thereof, Optionee acknowledges and agrees that instead of such contrary provisions, for purposes of this Section 3.4, the term "Change of Control" shall mean the occurrence of any of the following:

           (i) the acquisition by any Person (as hereinafter defined) of 20% or more of the outstanding common stock of the Company (the "Outstanding Company Stock"), provided that, for purposes of this subsection 3.4(b)(i), the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person that controls, is controlled by or is under common control with, the Company or (III) a Non-Qualifying Business Combination (as hereinafter defined); or

           (ii) individuals who, as of December 17, 2003 or such subsequent date as the Board may determine from time to time to be applicable for this Change of Control definition (the "Base Date"), constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that, for purposes of this subsection 3.4(b)(ii), any individual who becomes a director subsequent to the Base Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, excluding, however any such individual who initially assumes office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

           (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, the Persons who had Beneficial Ownership of the Outstanding Company Stock immediately prior to such Business Combination have Beneficial Ownership immediately following the consummation of such Business Combination, directly or indirectly, of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the corporation resulting or surviving from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Stock (a Business Combination that satisfies this exception shall be deemed to be a "Non-Qualifying Business Combination"); or

           (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

           (v) the consummation of any other transaction involving a significant issuance of the Company's securities, a change in the composition of the Board or other material event that the Board determines to be a Change of Control for purposes of this section.

        Optionee shall receive at least 10 days notice prior to the effective date of the Change of Control that the Option will be exercisable upon the effective date of the Change of Control.

        Notwithstanding the foregoing provisions of this definition, unless otherwise determined by the Board, no Change of Control shall be deemed to have occurred if (I) Optionee is a member of a group that first announces a proposal which, if successful, would result in a Change of Control and which proposal (including any modifications thereof) is ultimately successful, or (II) Optionee acquires a two percent (2%) or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in subsection (I), above.

        For purposes of this definition, "Person" means an individual, partnership, joint venture corporation, trust, unincorporated organization, government (or agency or political subdivision thereof), group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or any other entity, and "Beneficial Ownership" means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

        c. By a resolution adopted after this Option is granted the Committee may in its absolute discretion, on such terms and conditions as it may determine to be appropriate and subject to Sections 3.1, 3.2 and 3.3 accelerate the time at which such Option or any portion thereof may be exercised.

        d. The Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with a Change in Control and acceleration of exercisability, including, without limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated corporate transaction. All such determinations by the Committee shall be conclusive.

                                   ARTICLE IV
                               EXERCISE OF OPTIONS

Section 4.1 - Person Eligible to Exercise

        During the lifetime of the Optionee, only he, his guardian or legal representative may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Article III, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

        Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Article III; provided, however, that each partial exercise shall be for not less than 100 shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3 - Manner of Exercise

        The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or Chief Financial Officer or their respective offices of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

        a. Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Committee;

        b. (i) Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised;

           (ii) With the consent of the Committee, shares of any class of the Company's stock owned by the Optionee duly endorsed for transfer to the Company with a Fair Market Value (as determinable under Section 1.14 of the Plan) on the date of delivery equal to the aggregate Option price of the shares with respect to which such Option or portion is exercised (which shares shall be owned by the Optionee for more than six months at the time they are delivered);

           (iii) With the consent of the Committee and provided the use of the following procedure by an Optionee would not violate Rule 16(b) under the Exchange Act delivery to the Company of (x) irrevocable instructions to deliver the stock certificates representing the shares for which the Option is being exercised directly to a broker, and (y) instructions to the broker to sell such shares and promptly deliver to the Company the portion of the sale proceeds equal to the aggregate Option exercise price;

           (iv) With the consent of the Committee, any other form of cashless exercise permitted under Section 4.4 hereof; or

           (v) Any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv);

        c. Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

        d. In the event the Option or portion shall be exercised pursuant to
Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4 - Cashless Exercise Procedures

        The Company, in its sole discretion, may establish procedures whereby the Optionee, subject to the requirements of Rule 16b-3 under the Exchange Act , Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, federal income tax laws, and other federal, state and local tax and securities laws, can exercise the Option or a portion thereof without making a direct payment of the Option price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on the Optionee should he elect to utilize the cashless exercise program.

Section 4.5 - Conditions to Issuance of Stock Certificates

        The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

        a. The admission of such shares to listing on all stock exchanges or quoted on Nasdaq or successor quotation system on which such class of stock is then listed or quoted;

        b. The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

        c. The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

        d. The payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

        e. The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.6 - Rights as Stockholder

        The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares receivable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                    ARTICLE V
                                  MISCELLANEOUS

Section 5.1 - Administration

        The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.

Section 5.2 - Options Not Transferable

        Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws, including those of descent and distribution.

Section 5.3 - Shares to Be Reserved

        The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4 - Withholding

        The provisions of Section 8.4 of the Plan shall govern any withholding that the Company is required to make with respect to the exercise of the Option.

Section 5.5 - Notices

        Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary or Chief Financial Officer and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.5. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.6 - Titles

        Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.7 - Inconsistency between Agreement and Plan

        In the event of any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

Section 5.8 - Choice of Law

        This Agreement shall be construed and enforced in accordance with the laws of the State of California.

Section 5.9 - Integration

        Optionee acknowledges that this Agreement, together with the Plan, sets forth the complete, final and exclusive understanding between Optionee and the Company regarding this Option and the acquisition of Common Stock upon the exercise of this Option and supersedes all prior oral and written agreements on that subject with the exception of any written employment agreement (executed by an appropriately authorized officer of the Company) that specifies its intent to control some or all of the terms of Options granted to Optionee.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                    PACIFICARE HEALTH SYSTEMS, INC.


                                    By:
                                       --------------------------------------




------------------------------
Optionee

------------------------------

------------------------------
         Address

Social Security Number:


------------------------------